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                                                                  EXHIBIT 21.1


                       SUBSIDIARIES OF THE REGISTRANT



1.    Modem Media . Poppe Tyson, Inc. (Canada)

2.    TN Technologies Ltd. (Hong Kong)

3.    Modem Media . Poppe Tyson (Hong Kong) Limited

4.    TN Technologies Ltd. (UK)

5.    Poppe Tyson (Europe) Ltd. (UK)